EMO RESTATED AS A CLASS A OPEN-END FUND

              SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                TCW/DW EMERGING MARKET OPPTY TRUST - CLASS A

(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

                               _                              _
                              |        ______________________  |
FORMULA:                      |       |                        |
                              |  /\ n |        ERV             |
                        T  =  |    \  |   -------------        |  - 1
                              |     \ |         P              |
                              |      \|                        |
                              |_                              _|

                       T = AVERAGE ANNUAL COMPOUND RETURN
                       n = NUMBER OF YEARS
                     ERV = ENDING REDEEMABLE VALUE
                       P = INITIAL INVESTMENT

                                                                        (A)
  $1,000             ERV AS OF   AGGREGATE      NUMBER OF           AVERAGE ANNUAL
INVESTED - P         31-Jan-97  TOTAL RETURN    YEARS - n           COMPOUND RETURN - T
-------------        ---------  --------------  -----------         -------------------
 31-Jan-96           $1,071.00    7.10%                  1                7.10%

 30-Mar-94           $1,009.40    0.94%             2.8419                0.33%

(B) AVERAGE ANNUAL TOTAL RETURNS WITHOUT DEDUCTION FOR APPLICABLE
    SALES CHARGE  (NON STANDARD COMPUTATIONS)

(C) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
    (NON STANDARD COMPUTATIONS)

                               _                              _
                              |        ______________________  |
FORMULA:                      |       |                        |
                              |  /\ n |        EV              |
                        t  =  |    \  |   -------------        |  - 1
                              |     \ |         P              |
                              |      \|                        |
                              |_                              _|

                                  EV
                       TR  =  ---------  - 1
                                   P

             t = AVERAGE ANNUAL COMPOUND RETURN
                 (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
             n = NUMBER OF YEARS
            EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
             P = INITIAL INVESTMENT
            TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)

                                          (C)                                      (B)
  $1,000             EV AS OF          TOTAL               NUMBER OF           AVERAGE ANNUAL
INVESTED - P         31-Jan-97         RETURN - TR         YEARS - n           COMPOUND RETURN -t
-------------        ---------         -----------         ---------           ------------------
 31-Jan-96           $1,130.30            13.03%                  1               13.03%

 30-Mar-94           $1,065.30             6.53%             2.8419                2.25%

(E)        GROWTH OF $10,000*
(F)        GROWTH OF $50,000*
(G)        GROWTH OF $100,000*

FORMULA:   G= (TR+1)*P
           G= GROWTH OF INITIAL INVESTMENT
           P= INITIAL INVESTMENT
           TR= TOTAL RETURN SINCE INCEPTION

                     TOTAL          GROWTH OF               GROWTH OF              GROWTH OF
INVESTED - P         RETURN - TR    $10,000 INVESTMENT -E   $50,000 INVESTMENT -F  $100,000 INVESTMENT -G
-----------          -----------    ---------------------   ---------------------  ----------------------
 30-Mar-94               6.53        $10,094                 $51,134                $103,334

*SINCE INCEPTION: ORIGINAL VALUE $9,475,$48,000 & $97,000 ADJUSTED FOR
                  5.25%,4.00% AND 3.00% SALES CHARGES, RESPECTIVELY.